IMAX CORPORATION

Exhibit 21

Subsidiaries of IMAX Corporation

Significant and other major subsidiary companies of the Registrant, as at December 31, 2011, comprise of the following:

	Jurisdiction of Organization	Percentage held by Registrant
3183 Films Ltd.	Canada	100%
1329507 Ontario Inc.	Ontario	100%
4507592 Canada Ltd.	Canada	100%
6822967 Canada Ltd.	Canada	100%
7096194 Canada Ltd.	Canada	100%
7096267 Canada Ltd	Canada	100%
7096291 Canada Ltd.	Canada	100%
7103077 Canada Ltd.	Canada	100%
7109857 Canada Ltd.	Canada	100%
7214316 Canada Ltd.	Canada	100%
7550324 Canada Inc.	Canada	100%
7550391 Canada Ltd.	Canada	100%
7550405 Canada Ltd.	Canada	100%
7693044 Canada Ltd. (formerly Magnitude II Productions Ltd.)	Canada	100%
7742266 Canada Ltd.	Canada	100%
7742274 Canada Ltd.	Canada	100%
Animal Orphans 3D Ltd.	Ontario	100%
Arizona Big Frame Theatres, L.L.C.	Arizona	100%
Big Engine Films Inc.	Delaware	100%
Coral Sea Films Ltd.	Canada	100%
David Keighley Productions 70 MM Inc.	Delaware	100%
IMAX (Barbados) Holding, Inc.	Barbados	100%
IMAX China Holding, Inc.	Cayman Islands	100%
IMAX China (Hong Kong), Limited	Hong Kong	100%
IMAX (Shanghai) Multimedia Technology Co., Ltd.	People’s Republic of China	100%
IMAX (Shanghai) Theatre Technology Services Co., Ltd.	People’s Republic of China	100%
IMAX Chicago Theatre LLC	Delaware	100%
IMAX 3D TV Ventures, LLC	Delaware	100%
IMAX II U.S.A. Inc.	Delaware	100%
IMAX Indianapolis LLC	Indiana	100%
IMAX International Sales Corporation	Canada	100%
IMAX Japan Inc.	Japan	100%
IMAX Music Ltd.	Ontario	100%
IMAX Minnesota Holding Co.	Delaware	100%
IMAX Rhode Island Limited Partnership	Rhode Island	100%
IMAX Scribe Inc.	Delaware	100%
IMAX Space Ltd.	Ontario	100%
IMAX Space Productions Ltd.	Canada	100%
IMAX Theatre Holding Co.	Delaware	100%
IMAX Theatre Holdings (OEI), Inc.	Delaware	100%
IMAX Theatre Management Company	Delaware	100%

	Jurisdiction of Organization	Percentage held by Registrant
IMAX Theatre Services Ltd.	Ontario	100%
IMAX U.S.A. Inc.	Delaware	100%
Magnitude Productions Ltd.	Canada	100%
Nyack Theatre LLC	New York	100%
Raining Arrows Productions Ltd.	Canada	100%
Ridefilm Corporation	Delaware	100%
Ruth Quentin Films Ltd.	Canada	100%
Sacramento Theatre LLC	Delaware	100%
Starboard Theatres Ltd.	Canada	100%
Sonics Associates, Inc.	Alabama	100%
Strategic Sponsorship Corporation	Delaware	100%
Taurus-Littrow Productions Inc.	Delaware	100%
The Deep Magic Company Ltd.	Canada	100%
Walking Bones Pictures Ltd.	Canada	100%